Exhibit 107.1
Calculation of Fee Filing Tables
Form S-3
(Form Type)
Sema4 Holdings Corp.
(Exact name of Registration as Specified in its Charter)
Table 3 – Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A common stock, par value $0.0001 per share	160,864,198(1)(2)	$350,683,952	S-1	333-264626	May 11, 2022
Equity	Class A common stock, par value $0.0001 per share	197,195,002(1)(3)	$2,082,379,221	S-1	333-258467	August 12, 2021
Equity	Class A common stock, par value $0.0001 per share	21,994,972(1)(4)	$252,942,178	S-1	333-258467	August 12, 2021
Other	Warrants to purchase common stock	7,236,667(5)	$—	S-1	333-258467	August 12, 2021
(1)Represents the shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”) of Sema4 Holdings Corp. (the “Registrant”) that will be offered pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)No registration fee is payable in connection with the 160,864,198 shares of Class A common stock registered under the registration statement on Form S-1 (File No. 333-264626) filed by the Registrant on May 3, 2022 and subsequently declared effective (the “May 2022 Registration Statement,” as amended and/or supplemented), because such shares are being transferred from the May 2022 Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.
(3)No registration fee is payable in connection with the 197,195,002 shares of Class A common stock registered under the registration statement on Form S-1 (File No. 333-258467) filed by the Registrant on August 4, 2021 and subsequently declared effective (the “August 2021 Registration Statement,” as amended and/or supplemented), because such shares are being transferred from the August 2021 Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.
(4)No registration fee is payable in connection with the 21,994,972 shares of Class A common stock registered on the August 2021 Registration Statement, because such shares are being transferred from the August 2021 Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement. The 21,994,972 shares of Class A common stock consist of (i) 14,758,305 shares of Class A common stock that are issuable by the Registrant upon the exercise of 14,758,305 warrants originally issued in the Registrant’s initial public offering; and (ii) up to 7,236,667 shares of Class A common stock that are issuable by the Registrant upon the exercise of the private placement warrants following the public resale of the private placement warrants by the Selling Securityholders pursuant to the August 2021 Registration Statement.
(5)The number of warrants includes 7,236,667 warrants (the “private placement warrants”) originally issued in a private placement to the former sponsor and certain directors of the Registrant, and registered under the August 2021 Registration Statement, which have not been sold. No separate fee was required pursuant to Rule 457(g) of the Securities Act. The offering of the unsold private placement warrants under the prior registration statements will be deemed terminated as of the date of effectiveness of this registration statement.